Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Big Lots Reports Q4 and Full Year 2023 Results

Q4 2023 comparable sales, gross margin rate, expenses, and inventory in line with guidance

Q4 GAAP operating loss of $24 million; adjusted operating profit of $1 million; first quarter of positive adjusted operating profit since Q4 2021

Q4 GAAP EPS loss of $1.05; adjusted EPS loss of $0.28

Expect quarterly year-over-year improvements to continue through 2024 with a path to positive comparable sales

Achieved over 60% bargain penetration in Q4, well exceeding our initial goal of 33%; expect to grow to 75% penetration in 2024

Project Springboard on track to deliver a high proportion of the $200 million+ benefit in 2024

For the Q4 Results Presentation, Please Visit: https://www.biglots.com/corporate/investors

Columbus, Ohio – March 7, 2024 – Big Lots, Inc. (NYSE: BIG) today reported a net loss of $30.7 million, or $1.05 per share, for the fourth quarter of fiscal 2023 ended February 3, 2024. This result includes a net after-tax loss of $22.4 million, or $0.77 per share, associated with distribution center closure costs, impairment charges, and fees related to Project Springboard, offset in part by gains on the sale of real estate and an income tax benefit related to the valuation allowance recorded earlier in 2023. Excluding this loss, the adjusted net loss in the fourth quarter of 2023 was $8.3 million, or $0.28 per share (see non-GAAP table included later in this release). The adjusted net loss for the fourth quarter of fiscal 2022 was $8.1 million, or $0.28 per share.

Net sales for the fourth quarter of fiscal 2023 totaled $1.432 billion, a 7.2% decrease compared to $1.543 billion for the same period last year. The decline to last year was driven by a comparable sales decrease of 8.6%. The net impact of the benefit of the 53rd week was offset in part by a net decrease in store count, which contributed approximately 140 basis points of sales growth compared to the fourth quarter of 2022.

Commenting on today’s results announcement, Bruce Thorn, President and CEO of Big Lots stated, “I’m pleased to report another quarter of sequential improvement in comps and gross margin rate, while continuing to take out costs. For the third quarter in a row, we did what we said we would do, and despite a challenging macroeconomic environment and well documented weather challenges in January, we finished the year in a much better place than where we started. That said, there’s a lot of work to do in 2024, and we are moving aggressively to accelerate our transformation, return to positive comparable sales, and continue to improve our gross margin rate over the course of the year. We also remain focused on ensuring we have the liquidity to navigate through the current economic challenges.”

“For Q4, as we announced on February 12, we delivered on our guidance for comparable sales, gross margin rate, adjusted operating expenses, and inventory. We believe progress on our five key actions that underlie our strategy, which are to own bargains, communicate unmistakable value, increase store relevance, win customers for life with our omnichannel efforts, and drive productivity, enabled us to deliver adjusted operating profit growth in Q4, marking the first quarter of adjusted operating profit in two years.”

“We expect quarterly year over year improvements to continue in 2024, and see a clear path to positive comparable sales as the year progresses. Further, we expect to realize most of the $200 million+ of bottom-line opportunities through Project Springboard. We also expect to significantly grow our bargains penetration to 75% of our sales, and within that, have an expanded assortment of extreme bargains. These extreme bargains create a more exciting treasure hunt experience, which will keep our customers coming back to our stores and help drive comparable sales growth. By leaning in further on our heritage of providing unmistakable value to consumers, we will solidify our position as America’s Discount Home Store.”

“Our efforts to aggressively manage costs, inventory, and capital expenditures, as well as monetize owned assets, have enabled us to maintain liquidity through a challenging period. We took out over $140 million of SG&A during the year, cut capex by almost 60% year over year, reduced inventory by nearly $200 million, and monetized assets worth over $300 million. Our net liquidity at the end of the fourth quarter was $254 million, and we generated significant free cash flow in the fourth quarter, enabling us to reduce our ABL balance. As we look into 2024, we continue to evaluate additional financing options as a normal part of prudently managing our business. While near-term conditions may remain challenging, we look forward to returning the company to health and prosperity, and believe we are taking the right actions to do that."

“Overall, our five key actions are gaining momentum and have enabled us to again sequentially improve results in the fourth quarter. We are excited to return to comp sales growth as 2024 progresses, driven by continued progress on these key actions, and to significantly improve our bottom line in every quarter versus last year.”

A summary of adjustments to loss per diluted share is included in the table below.

Q4 2023

Earnings (loss) per diluted share - as reported	($1.05)

Adjustment to exclude net loss associated with distribution center closure costs, and fees related to Project Springboard, (1), and asset impairment charges, offset in part by gains on the sale of real estate and an adjustment to the valuation allowance on deferred tax assets	$0.77

Earnings (loss) per diluted share - adjusted basis	($0.28)

(1) Non-GAAP detailed reconciliation provided in statement below

Inventory and Cash Management
Inventory ended the fourth quarter of fiscal 2023 at $953.3 million compared to $1.148 billion at the end of the fourth quarter last year, with the 17.0% decrease driven by lower on-hand unites and in-transit inventory.

The company ended the fourth quarter of fiscal 2023 with $46.4 million of Cash and Cash Equivalents and $406.3 million of Long-term Debt under its $900 million asset-based lending facility, compared to $44.7 million of Cash and Cash Equivalents and $301.4 million of Long-term Debt as of the end of the fourth quarter of fiscal 2022. During the fourth quarter, the company paid down $127 million of Long-term Debt on a net basis.

Share Repurchases
The company did not execute any share repurchases during the quarter. The company has $159 million remaining under its December 2021 $250 million authorization.

Guidance
For the first quarter of fiscal 2024, the company expects comp sales to improve relative to the fourth quarter and be in the mid-single-digit negative range, as key actions to improve the business continue to gain traction. With regard to gross margin rate, the company expects the rate to improve significantly versus the prior year, up between 200-250 basis points, driven by reduced markdown activity, lower freight costs, and cost reduction and productivity initiatives. The company expects adjusted SG&A dollars to be down by a low-single digit percentage versus 2023, including the impact of additional expense from the recently completed sale and leaseback. The company does not expect to recognize any tax benefit in the first quarter as management expects to remain in a three-year cumulative loss position, which requires the company to record valuation allowances against deferred tax assets, including those related to net operating losses. The company is not providing EPS guidance at this point, but does expect its Q1 adjusted operating loss to be lower than last year. The company expects a share count of approximately 29.4 million for the first quarter.

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. ET to discuss the financial results for the fourth quarter of fiscal 2023. A live webcast of the call will be available through the Investor Relations section of its website at http://www.biglots.com/corporate/investors/ or by phone by dialing 877.407.3088 (Toll Free) or 201.389.0927 (Toll). An archive will be available on the Investor Relations section of the company's website at http://www.biglots.com/corporate/investors/ through midnight Thursday, March 21, 2024. In addition, a replay of the call will be available through March 21 by dialing 877.660.6853 (Toll Free) or 201.612.7415 (Toll) and enter the Replay Conference ID: 13744496.

About Big Lots
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is America's Discount Home Store, operating more than 1,300 stores in 48 states, as well as an ecommerce store with expanded fulfillment and delivery capabilities. The Company's mission is to help customers "Live Big and Save Lots" by offering bargains to brag about on everything for their home, including furniture, décor, pantry essentials, kitchenware, pet supplies, and more. For more information about the company or to find the store nearest you, visit biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words "anticipate," "estimate," "continue," "could," "approximate," "expect," "objective," "goal," "project," "intend," "plan," "believe," "will," "should," "may," "target," "forecast," "guidance," "outlook" and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements.

Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit conditions, inflation, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

CONTACTS:

Investor Relations
Alvin Concepcion
aconcepc@biglots.com
614-278-2705

Media Relations
Molly Jennings
mjennings@biglots.com
614-671-6249

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	FEBRUARY 3	JANUARY 28
	2024	2023
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$46,411	$44,730
Inventories	953,302	1,147,949
Other current assets	86,310	92,635
Total current assets	1,086,023	1,285,314

Operating lease right-of-use assets	1,637,845	1,619,756

Property and equipment - net	563,185	691,111

Deferred income taxes	0	56,301
Other assets	38,256	38,449
	$3,325,309	$3,690,931

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$320,682	$421,680
Current operating lease liabilities	242,384	252,320
Property, payroll and other taxes	72,517	71,274
Accrued operating expenses	116,900	111,752
Insurance reserves	33,458	35,871
Accrued salaries and wages	43,182	26,112
Income taxes payable	1,896	845
Total current liabilities	831,019	919,854

Long-term debt	406,271	301,400

Noncurrent operating lease liabilities	1,616,634	1,514,009
Deferred income taxes	459	0
Insurance reserves	57,384	58,613
Unrecognized tax benefits	5,223	8,091
Other liabilities	123,824	125,057

Shareholders' equity	284,495	763,907
	$3,325,309	$3,690,931

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	14 WEEKS ENDED		13 WEEKS ENDED
	FEBRUARY 3, 2024		JANUARY 28, 2023
		%		%
	(Unaudited)		(Recast)

Net sales	$1,432,484	100.0	$1,543,113	100.0
Gross margin	544,443	38.0	560,901	36.3
Selling and administrative expenses	535,249	37.4	544,486	35.3
Depreciation expense	33,518	2.3	43,051	2.8
Gain on sale of real estate	(551)	(0.0)	(18,581)	(1.2)
Operating loss	(23,773)	(1.7)	(8,055)	(0.5)
Interest expense	(10,842)	(0.8)	(7,370)	(0.5)
Other income (expense)	2	0.0	4	0.0
Loss before income taxes	(34,613)	(2.4)	(15,421)	(1.0)
Income tax benefit	(3,904)	(0.3)	(2,958)	(0.2)
Net loss	($30,709)	(2.1)	($12,463)	(0.8)

Earnings (loss) per common share
Basic	($1.05)		($0.43)
Diluted	($1.05)		($0.43)

Weighted average common shares outstanding
Basic	29,217		28,957
Dilutive effect of share-based awards	—		—
Diluted	29,217		28,957

Cash dividends declared per common share	$0.00		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	53 WEEKS ENDED		52 WEEKS ENDED
	FEBRUARY 3, 2024		JANUARY 28, 2023
		%		%
	(Unaudited)		(Recast)

Net sales	$4,722,099	100.0	$5,468,329	100.0
Gross margin	1,686,611	35.7	1,913,503	35.0
Selling and administrative expenses	2,141,927	45.4	2,040,334	37.3
Depreciation expense	144,504	3.1	154,859	2.8
Gain on sale of real estate	(212,463)	(4.5)	(20,190)	(0.4)
Operating loss	(387,357)	(8.2)	(261,500)	(4.8)
Interest expense	(44,758)	(0.9)	(20,280)	(0.4)
Other income (expense)	7	0.0	1,363	0.0
Loss before income taxes	(432,108)	(9.2)	(280,417)	(5.1)
Income tax expense (benefit)	49,768	1.1	(69,709)	(1.3)
Net loss	($481,876)	(10.2)	($210,708)	(3.9)

Earnings (loss) per common share
Basic	($16.53)		($7.30)
Diluted	($16.53)		($7.30)

Weighted average common shares outstanding
Basic	29,155		28,860
Dilutive effect of share-based awards	—		—
Diluted	29,155		28,860

Cash dividends declared per common share	$0.30		$1.20

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	14 WEEKS ENDED	13 WEEKS ENDED
	FEBRUARY 3, 2024	JANUARY 28, 2023
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$147,172	$134,753

Net cash (used in) provided by investing activities	(14,812)	15,911

Net cash used in financing activities	(132,543)	(168,072)

Decrease in cash and cash equivalents	(183)	(17,408)
Cash and cash equivalents:
Beginning of period	46,594	62,138
End of period	$46,411	$44,730

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	53 WEEKS ENDED	52 WEEKS ENDED
	FEBRUARY 3, 2024	JANUARY 28, 2023
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($251,960)	($144,286)

Net cash provided by (used in) investing activities	279,511	(108,940)

Net cash (used in) provided by financing activities	(25,870)	244,234

Increase (decrease) in cash and cash equivalents	1,681	(8,992)
Cash and cash equivalents:
Beginning of period	44,730	53,722
End of period	$46,411	$44,730

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, depreciation expense, depreciation expense rate, gain on sale of real estate, gain on sale of real estate rate, operating profit (loss), operating profit (loss) rate, income tax expense (benefit), effective income tax rate, net loss, and diluted earnings (loss) per share for the fourth quarter of 2023, the full year 2023, the fourth quarter of 2022, and the full year 2022 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted gain on sale of real estate, adjusted gain on sale of real estate rate, adjusted operating profit (loss), adjusted operating profit (loss) rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share (non-GAAP financial measures).

Fourth Quarter of 2023 - Fourteen weeks ended February 3, 2024

	As Reported	Adjustment to exclude forward distribution center ("FDC") contract termination costs and related expenses	Adjustment to exclude store asset impairment charges	Adjustment to exclude gain on sale of real estate and related expenses	Adjustment to exclude fees related to a cost reduction and productivity initiative	Adjustment to exclude initial valuation allowance on deferred tax assets	As Adjusted (non-GAAP)
Selling and administrative expenses	$535,249	$(2,168)	$(11,724)	$—	$(11,495)	$—	$509,862
Selling and administrative expense rate	37.4%	(0.2%)	0.8%	—	(0.8%)	—	35.6%
Gain on sale of real estate	(551)	—	—	551	—	—	—
Gain on sale of real estate rate	(0.0%)	—	—	0.0%	—	—	—
Operating (loss) profit	(23,773)	2,168	11,724	(551)	11,495	—	1,063
Operating (loss) profit rate	(1.7%)	0.2%	0.8%	(0.0%)	0.8%	—	0.1%
Income tax benefit (1)	(3,904)	—	—	563	—	1,846	(1,495)
Effective income tax rate	11.3%	—	—	0.9%	—	3.1%	15.3%
Net loss	(30,709)	2,168	11,724	(1,114)	11,495	(1,846)	(8,282)
Diluted earnings (loss) per share	$(1.05)	$0.07	$0.40	$(0.04)	$0.39	$(0.06)	$(0.28)

(1) The income tax impact of each adjustment was determined prior to consideration of the valuation allowance on deferred tax assets recorded in the second quarter of 2023, and subsequently adjusted in the fourth quarter of 2023.

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of real estate, adjusted gain on sale of real estate rate, adjusted operating (loss) profit, adjusted operating (loss) profit rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) FDC contract termination costs and related expenses of $2,168, store asset impairment charges of $11,724, a gain on sale of real estate and related expenses of $551 ($1,114, net of tax), fees related to a cost reduction and productivity initiative which we refer to as “Project Springboard” of $11,495, and an adjustment to our valuation allowance of which a portion was attributable to the initial valuation allowance on deferred tax assets recorded in the second quarter of 2023 of $1,846.

Full Year 2023 - Fifty-three weeks ended February 3, 2024

	As Reported	Adjustment to exclude synthetic lease exit costs and related expenses	Adjustment to exclude forward distribution center ("FDC") contract termination costs and related expenses	Adjustment to exclude store asset impairment charges	Adjustment to exclude gain on sale of real estate and related expenses	Adjustment to exclude fees related to a cost reduction and productivity initiative	Adjustment to exclude initial valuation allowance on deferred tax assets	As Adjusted (non-GAAP)
Selling and administrative expenses	$2,141,927	$(53,610)	$(15,537)	$(148,595)	$—	$(31,359)	$—	$1,892,826
Selling and administrative expense rate	45.4%	(1.1%)	(0.3%)	(3.1%)	—	(0.7%)	—	40.1%
Depreciation expense	144,504	—	(8,030)	—	—	—	—	136,474
Depreciation expense rate	3.1%	—	(0.2%)	—	—	—	—	2.9%
Gain on sale of real estate	(212,463)	—	—	—	212,463	—	—	—
Gain on sale of real estate rate	(4.5%)	—	—	—	4.5%	—	—	—
Operating loss	(387,357)	53,610	23,567	148,595	(212,463)	31,359	—	(342,689)
Operating loss rate	(8.2%)	1.1%	0.5%	3.1%	(4.5%)	0.7%	—	(7.3%)
Income tax expense (benefit)	49,768	13,830	4,810	20,210	(2,019)	1,272	(146,004)	(58,135)
Effective income tax rate (1)	(11.5%)	(3.4%)	(1.2%)	(5.0%)	0.5%	(0.3%)	35.9%	15.0%
Net loss	(481,876)	39,780	18,757	128,385	(210,443)	30,087	146,004	(329,306)
Diluted earnings (loss) per share	$(16.53)	$1.36	$0.64	$4.40	$(7.22)	$1.03	$5.01	$(11.30)

(1) The income tax impact of each adjustment was determined prior to consideration of the valuation allowance on deferred tax assets recorded in the second quarter of 2023, and subsequently adjusted in the fourth quarter of 2023.

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted gain on sale of real estate, adjusted gain on sale of real estate rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP synthetic lease exit costs and related expenses of $53,610 ($39,780, net of tax), FDC contract termination costs and related expenses of $23,567 ($18,757, net of tax), store asset impairment charges net of liability extinguishment for terminated leases of previously impaired stores of $148,595 ($128,385, net of tax), a gain on sale of real estate and related expenses of $212,463 ($210,444, net of tax), fees related to a cost reduction and productivity initiative which we refer to as “Project Springboard” of $31,359 ($30,087, net of tax), and an initial valuation allowance on deferred tax assets of $146,004 recorded in the second quarter of 2023, and subsequently adjusted in the fourth quarter of 2023.

Fourth Quarter of 2022 - Thirteen weeks ended January 28, 2023

	As Reported	Adjustment to exclude store asset impairment	Adjustment to exclude gain on sale of real estate and related expenses	As Adjusted (non-GAAP)

Selling and administrative expenses	$544,486	$(22,568)	$—	$521,918
Selling and administrative expense rate	35.3%	(1.5%)	—	33.8%
Depreciation expense	43,051	—	(1,734)	41,317
Depreciation expense rate	2.8%	—	(0.1%)	2.7%
Gain on sale of real estate	(18,581)	—	18,581	—
Gain on sale of real estate rate	(1.2%)	—	1.2%	—
Operating loss	(8,055)	22,568	(16,847)	(2,334)
Operating loss rate	(0.5%)	1.5%	(1.1%)	(0.2%)
Income tax benefit	(2,958)	5,408	(4,040)	(1,590)
Effective income tax rate	19.2%	(1.6%)	(1.2%)	16.4%
Net loss	(12,463)	17,160	(12,807)	(8,110)
Diluted earnings (loss) per share	$(0.43)	$0.59	$(0.44)	$(0.28)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted gain on sale of real estate, adjusted gain on sale of real estate rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) store asset impairment charges of $22,568 ($17,160, net of tax) and a gain on sale of real estate and related expenses of $16,847 ($12,807, net of tax). The depreciation expense included within the adjustment to exclude gain on sale of real estate and related expenses is the accelerated depreciation associated with the disposal of fixtures and equipment at each of the store locations included in the sale.

Full Year 2022 - Fifty-two weeks ended January 28, 2023

	As Reported	Adjustment to exclude store asset impairment	Adjustment to exclude gain on sale of real estate and related expenses	As Adjusted (non-GAAP)
Selling and administrative expenses	$2,040,334	$(68,396)	$—	$1,971,938
Selling and administrative expense rate	37.3%	(1.3%)	—	36.1%
Depreciation expense	154,859	—	(1,734)	153,125
Depreciation expense rate	2.8%	—	(0.0%)	2.8%
Gain on sale of real estate	(20,190)	—	18,581	(1,609)
Gain on sale of real estate rate	(0.4)%	—	0.3%	(0.0%)
Operating loss	(261,500)	68,396	(16,847)	(209,951)
Operating loss rate	(4.8%)	1.3%	(0.3%)	(3.8%)
Income tax benefit	(69,709)	16,739	(4,040)	(57,010)
Effective income tax rate	24.9%	0.0%	0.0%	24.9%
Net loss	(210,708)	51,657	(12,807)	(171,858)
Diluted earnings (loss) per share	$(7.30)	$1.79	$(0.44)	$(5.96)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted gain on sale of real estate, adjusted gain on sale of real estate rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP store asset impairment charges of $68,396 ($51,657, net of tax) and a gain on sale of real estate and related expenses of $16,847 ($12,807, net of tax). The depreciation expense included within the adjustment to exclude gain on sale of real estate and related expenses is the accelerated depreciation associated with the disposal of fixtures and equipment at each of the store locations included in the sale.

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.